                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                         OF THE SECURITIES ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction

        ------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed

        ------------------------------------------------------------------------

                                                                  April 30, 2002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, JUNE 11, 2002

Dear CPA(R):14 Shareholder,

     On Tuesday, June 11, 2002, Corporate Property Associates 14 Incorporated will hold its 2002 annual meeting of shareholders at CPA(R):14's executive offices, 50 Rockefeller Plaza, New York. The meeting will begin at 2:00 p.m.

     We are holding this meeting:

     - To elect five directors for the following year;

     - To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on April 12, 2002 are entitled to vote at the meeting.

     CPA(R):14 mailed this Proxy Statement, proxy, and its Annual Report to its shareholders on or about April 30, 2002.

                                          By Order of the Board of Directors

                                          /s/ SUSAN C. HYDE

                                          SUSAN C. HYDE
                                          Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING, WHETHER OR NOT YOU ATTEND THE MEETING. YOU CAN VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY, SIGNING AND DATING IT AND MAILING IT IN THE BUSINESS REPLY ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 30, 2002
                            ------------------------

                              QUESTIONS & ANSWERS

WHO IS SOLICITING MY PROXY?

We, the directors of CPA(R):14, are sending you this Proxy Statement and the enclosed proxy.

WHO IS ENTITLED TO VOTE?

Shareholders of CPA(R):14 as of the close of business April 12, 2002 (the Record
Date) are entitled to vote at the annual meeting.

HOW MANY SHARES MAY VOTE?

At the close of business on the record date, April 12, 2002, CPA(R):14 had 65,922.598.4997 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

HOW DO I VOTE?

You may vote your shares either by attending the annual meeting or by submitting a proxy by mail, by telephone or on the Internet. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for voting by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

MAY I REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the meeting by voting in person, notifying CPA(R):14's secretary in writing, or submitting a new proxy in writing. The mailing address of CPA(R):14 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

WHAT IS A "QUORUM"?

A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the board.

HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

CPA(R):14 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our affiliate, Carey Asset Management Corp., (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $7,500, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

We must receive any proposal which a shareholder intends to present at CPA(R):14's 2003 annual meeting no later than December 15, 2002 in order to be included in CPA(R):14's Proxy Statement and form of proxy relating to that meeting.

     CPA(R):14 WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF CPA(R):14'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES ATTACHED THERETO, UPON WRITTEN REQUEST TO MS. SUSAN C. HYDE, DIRECTOR OF INVESTOR RELATIONS, AT CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, 50 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020.

                             ELECTION OF DIRECTORS

     At the annual meeting, you and the other shareholders will elect five directors, each to hold office until the next annual meeting of shareholders except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees, their ages, the year of election of each of the Board of Directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to CPA(R):14 are as follows:

WM. POLK CAREY
AGE: 71
DIRECTOR SINCE: 1997

     Mr. Carey serves as Chairman of the Board of CPA(R):14. He has been Chairman and Chief Executive Officer of W. P. Carey & Co., Inc. since 1973, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that University. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board and Chief Executive Officer of W. P. Carey & Co. LLC, CPA(R):14's advisor, Carey Institutional Properties Incorporated ("CIP(R)"), Corporate Property Associates 12 Incorporated ("CPA(R):12"), Corporate Property Associates 15 Incorporated ("CPA(R):15") and W. P. Carey International LLC, and was Chairman of the Board and Chief Executive Officer of Corporate Property Associates 10 Incorporated ("CPA(R):10") prior to its merger with CIP(R).

WILLIAM RUDER
AGE: 80
DIRECTOR SINCE: 1997

     Mr. Ruder is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and has served on the boards of directors of the United Nations Association of the United States of America, and Junior Achievement and on the Council on Economic Priorities and is a Trustee of the Committee for Economic Development. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Lecturer at Harvard Graduate School of Business and is associated with several other business, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W. P. Carey & Co., Inc. from 1987 to 1990. He also is a director of CPA(R):12, and was a director of CPA(R):10 prior to its merger with CIP(R).

GEORGE E. STODDARD
AGE: 85
DIRECTOR SINCE: 1997

     Mr. Stoddard was, until 1979, officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a director and Senior Executive Vice President of W. P. Carey & Co. LLC and Chairman of its Investment Committee. Mr. Stoddard is also a director of CIP(R), CPA(R):12 and CPA(R):15, and was a director of CPA(R):10 prior to its merger with CIP(R).

WARREN G. WINTRUB
AGE: 68
DIRECTOR SINCE: 1997

     Mr. Wintrub retired in 1992 from Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) after 35 years. Mr. Wintrub was elected a partner in Coopers and Lybrand in 1963, specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co. Mr. Wintrub is also a director of CPA(R):15, and was a director of CPA(R):10 prior to its merger with CIP(R).

ELIZABETH P. MUNSON
AGE: 46
DIRECTOR NOMINEE

     Ms. Munson is joining the Board of Directors of CPA(R):14 for the first time. Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate there from February 1985. Ms. Munson is also a nominee to the Board of Directors of CPA(R):12 and CPA(R):15. Ms. Munson serves on the Executive Committee of the Board of Trustees of St. Paul's School, Concord, New Hampshire and is a member of Board of Advisors of the Wildlife Conservation Society, Bronx, New York, a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York and a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

GORDON J. WHITING
AGE: 36

     Mr. Whiting, President, joined W. P. Carey & Co. in May 1993 as an Acquisitions Associate. After receiving his M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance, Mr. Whiting rejoined the firm as an Acquisitions officer in June 1994. He was elected Executive Vice President and Portfolio Manager of CPA(R):14 in October 1998, and President of CPA(R):14 in 2000. Mr. Whiting founded an import/export company based in Hong Kong after receiving his B.S. in Business Management and Marketing from Cornell University.

GORDON F. DUGAN
AGE: 35

     Mr. DuGan, Vice Chairman, currently also serves as President and Chief Acquisitions Officer of W. P. Carey & Co. LLC. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997, he was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, was elected to Executive Vice President and Managing Director in June 1997, and was elevated to President in 1999. Mr. DuGan is also Vice Chairman of CIP(R), CPA(R):12 and CPA(R):15 and serves as Trustee of the W. P. Carey Foundation. He also serves on the Board of the New York Pops and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports as follows with respect to the audit of CPA(R):14's fiscal 2001 audited financial statements.

     The Committee has reviewed and discussed the audited financial statements with the management of CPA(R):14. The directors who serve on the Audit Committee are all "independent" as defined in the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to CPA(R):14 that may interfere with our independence from CPA(R):14 and its management.

     The Committee has discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence from CPA(R):14 and, based on review and discussions of CPA(R):14's audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board of Directors has adopted a formal written charter for the Audit Committee.

                                          Submitted by the Audit Committee:

                                          William Ruder, Chairman
                                          Warren G. Wintrub
                                          Thomas E. Zacharias

AUDIT FEES

     The aggregate fees billed to CPA(R):14 by PricewaterhouseCoopers LLP for professional services rendered for the audit of CPA(R):14's fiscal 2001 financial statements included in the Annual Report on Form 10-K and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were $83,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No services were performed by, or fees billed for the professional services rendered by, PricewaterhouseCoopers LLP in connection with financial information systems design and implementation projects for the year ended December 31, 2001.

ALL OTHER FEES

     Fees billed for other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2001 were $100,700 for audit related services and $173,300 for non-audit related services. Audit related services include SEC registration statement review and a cost segregation analysis. Non-audit services represent fees for tax compliance and consultation.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

                    BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were five board meetings held in 2001. No incumbent director attended fewer than 75% of the total number of Board and Audit Committee meetings held in 2001. The Board of Directors of CPA(R):14 does not have a standing nominating or compensation committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     CPA(R):14 has no employees. Day-to-day management functions are performed by W. P. Carey & Co. LLC or its affiliates. Please see the section titled "Certain Transactions" for a description of the contractual arrangements between CPA(R):14 and W. P. Carey & Co. LLC.

     During 2001, CPA(R):14 paid no cash compensation to any of its executive officers.

     During 2001, the directors as a group received fees of $45,000. Wm. Polk Carey and George E. Stoddard did not receive compensation for serving as directors.

                       SECURITIES OWNERSHIP BY MANAGEMENT

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of the Record Date, CPA(R):14 knows of no shareholder who owns beneficially 5% or more of the outstanding shares.

     The following table shows how many shares of CPA(R):14's common stock the directors and executive officers owned as of April 12, 2002, the Record Date. No director or executive officer beneficially owned more than 1% of the common stock, and directors and executive officers as a group did not own more than 1% of the common stock.

                      DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                              SHARES OF COMMON STOCK
NAME                                                            BENEFICIALLY OWNED
----                                                          ----------------------
Wm. Polk Carey..............................................         522,130(1)
William Ruder...............................................           1,500
George E. Stoddard..........................................             500
Warren G. Wintrub...........................................           1,000
Elizabeth P. Munson.........................................              --
Gordon J. Whiting...........................................           2,222
Gordon F. DuGan.............................................              --
Directors & Executive Officers as a Group (7 persons).......         527,352

---------------
(1) Includes 9,130 shares owned by Carey Property Advisors L.P., 511,723 shares owned by Carey Asset Management Corp., 333 shares owned by W. P. Carey International LLC and 1,278 shares owned by W. P. Carey & Co., Inc. The inclusion of these shares in the table shown above is not to be construed as a representation that Mr. Carey beneficially owns such shares.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission Regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the compensation committee of the board of directors (or a report of the full board of directors in the absence of a compensation committee). As noted above, CPA(R):14 has no employees and pays no compensation. As a result, the board of directors has not considered compensation policy for employees and has not included a report with this Proxy Statement.

                            STOCK PERFORMANCE GRAPH

     Comparison of Five-Year Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for CPA(R):14 as compared with the S&P 500 Stock Index and a Peer Group(1).

[LINE GRAPH]

                                               1997      1998      1999       2000       2001
                                              ------    ------    ------    --------    ------
S&P 500.....................................  100.00    128.58    155.62    139.8405    122.75

CPA:14......................................  100.00    106.38    113.29      120.86    129.41

Peer........................................  100.00    106.60    114.40      122.80    132.05
                                              ------    ------    ------    --------    ------


     (1) The Peer Group Index included in the Performance Graph has been constructed and calculated by CPA(R):14. The Peer Group is comprised of issuers whose securities are publicly held but for which no active trading market exists. The index has been constructed assuming a constant share price and the annual reinvestment of dividends. The issuers included in the peer group and the relative weighting of the issuers' returns in the total index (calculated using total initial market capitalization) are as follows:

                                                        RELATIVE WEIGHTING OF RETURNS IN THE INDEX
                                               ------------------------------------------------------------
PEER GROUP INDEX ISSUER      OFFERING AMOUNT    1995     1996     1997     1998     1999     2000     2001
-----------------------      ---------------   ------   ------   ------   ------   ------   ------   ------
Capital Senior Living
  Corp. ....................   $   75,201        4.80%    4.80%    4.80%    2.11%    2.11%    2.11%     0.0%
Capital Senior Living
  Corp. ....................       51,812        3.30%    3.30%    3.30%    1.46%    1.46%    1.46%     1.5%
CPA:10......................       72,000        4.59%    4.59%    4.59%    2.02%    2.02%    2.02%     2.1%
CPA:11......................      216,000       13.78%   13.78%   13.78%    6.07%    6.07%    6.07%     6.2%
CPA:12......................      283,000       18.05%   18.05%   18.05%    7.95%    7.95%    7.95%     8.1%
CNL American Properties.....      869,900       55.48%   55.48%   55.48%   24.43%   24.43%   24.43%    25.0%
CPA:14......................      429,638        0.00%    0.00%    0.00%   18.48%   18.48%   18.48%    18.9%
CNL Hospitality
  Properties................      441,792        0.00%    0.00%    0.00%   20.28%   20.28%   20.28%    20.7%
Wells Real Estate Investment
  Trust.....................      222,477        0.00%    0.00%    0.00%   17.21%   17.21%   17.21%    17.6%
                               ----------      ------   ------   ------   ------   ------   ------   ------
                               $2,661,820       100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

                              CERTAIN TRANSACTIONS

     Wm. Polk Carey, Chairman and Chief Executive Officer, is a member of CPA(R):14's Board of Directors. During 2001, CPA(R):14's advisor, Carey Asset Management Corp., a Delaware corporation and wholly owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is

Chairman of the Board and CEO, was retained by CPA(R):14 to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to CPA(R):14. For the services provided to CPA(R):14, the advisor earns an asset management fee and a performance fee, each equal to a percentage of the average invested assets of CPA(R):14 for the preceding month, payable monthly. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 2001, the asset management fees earned by the advisor were $3,591,773. Performance fees earned by the advisor were $6,043,897 of which $2,452,124 applies to services rendered for the period from inception to December 31, 2000. During 2001, the advisor earned structuring, development, acquisition and mortgage placement fees totaling $8,999,266 in return for performing services related to CPA(R):14's real estate purchases.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP as our independent public accountants, and the board of directors has selected PricewaterhouseCoopers LLP as auditors for 2002.

     A representative of PricewaterhouseCoopers LLP will be available at the annual meeting to respond to questions.

                                 OTHER MATTERS

     Only one proxy statement is being delivered to multiple security holders who share an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a security holder of a shared address to which a single copy was delivered. Also, security holders sharing an address may request a single copy of annual reports or proxy statements if they are currently receiving multiple copies. Such requests can be made by contacting Ms. Susan C. Hyde, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020, or calling 212-492-1100.

                                 REVOCABLE PROXY
                  CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 11, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Corporate Property Associates 14 Incorporated appoints Gordon F. DuGan and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 14 Incorporated at the Annual Meeting of shareholders to be held on June 11, 2002 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1.       Election of Directors for the One-Year Term Expiring in 2003

        [ ]  FOR all nominees listed below                        [ ]  WITHHOLD AUTHORITY
             (except as marked to the contrary below)                  (to vote for all nominees listed below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line though the nominee's name in the list below)

        Wm. Polk Carey         Elizabeth P. Munson       William Ruder
               George E. Stoddard            Warren G. Wintrub

2. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

                                    Dated:                                , 2002
                                          --------------------------------------

                                    --------------------------------------------
                                    Signature of Shareholder

                                    --------------------------------------------
                                    Signature of Shareholder

                                    SIGNATURE(S) MUST CORRESPOND EXACTLY WITH
                                    NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.